                                                                     EXHIBIT 8.2
                       [CONNER & WINTERS, P.C. LETTERHEAD]



                                January 15, 2002

Prize Energy Corp.
3500 William D. Tate
Suite 200
Grapevine, Texas 76051

         Re: Federal Income Tax Consequences of Merger of Prize Energy Corp. with and into Pintail Energy, Inc., a Wholly Owned Merger Subsidiary of Magnum Hunter Resources, Inc.


Gentlemen:

         We have acted and will act as counsel to Prize Energy Corp. ("Prize") in connection with the merger (the "Merger") of Prize with and into Pintail Energy, Inc. ("Merger Sub"), a wholly owned subsidiary of Magnum Hunter Resources, Inc. ("MHR"), pursuant to the Agreement and Plan of Merger dated December 17, 2001, by and among Prize, MHR, and Pintail Energy, Inc., a Texas corporation ("Pintail-Texas"), as amended as of December 17, 2001 (the "Merger Agreement"), by and among Prize, Merger Sub, Pintail-Texas and MHR. In our capacity as counsel to Prize, Prize has requested our opinion regarding certain of the federal income tax consequences of the Merger pursuant to Section 5.5(b) of the Merger Agreement. All terms used herein without definition shall have the respective meanings assigned to such terms in the Merger Agreement and, unless otherwise indicated, all section references herein are to the Internal Revenue Code of 1986, as amended (the "Code").

         We understand that this letter will be submitted as an exhibit to the Registration Statement on Form S-4 (as amended, the "Registration Statement") which will be filed by MHR on January 15, 2002, with the Securities and Exchange Commission relating to the securities that will be issued by MHR pursuant to the Merger Agreement. We further understand that our opinion will be referred to in the Joint Proxy Statement/Prospectus ("Proxy Statement") which will be included in the Registration Statement under the caption "THE MERGER-Material United States Federal Income Tax Consequences."

Prize Energy Corp
Page 2

                             INFORMATION RELIED UPON

         In rendering this opinion, we have examined and relied upon (without any independent investigation or review thereof) the truth, accuracy and completeness at all relevant times (including as of the date hereof and as of the Effective Time of the Merger) of, the information, facts, statements, representations and covenants contained in (i) the Merger Agreement, (ii) the Proxy Statement and (iii) the officers' certificates each dated January 15, 2002, that were provided to us by MHR and Prize and attached hereto as Schedules A and B, respectively (the "Officers' Certificates," hereinafter the Merger Agreement, the Proxy Statement and the Officers' Certificates are collectively referred to as the "Documents").

         For purposes of this opinion, we have assumed (i) that the Merger will be consummated in the manner described in the Merger Agreement and the Proxy Statement; (ii) that the Documents are complete and authentic and have been duly authorized, executed and delivered; (iii) that all of the information, facts, statements and representations contained in the Documents (without regard to any qualification stated therein and without undertaking to verify such information, facts, statements and representations by independent investigation) are true and accurate at all relevant times (including as of the Effective Time of the Merger); (iv) that there has not been and will not be any breach of any covenant contained in the Documents; (v) that the respective parties to the Documents and all parties referred to therein will act in all respects and at all relevant times in conformity with the requirements and provisions of the Documents; (vi) that none of the terms and conditions contained in the Documents have been or will be waived or modified in any respect; and (vii) that the aggregate value of the shares of common stock, par value $0.002 per share, of MHR ("MHR Common Stock") to be received by the Prize stockholders pursuant to the Merger as of the Effective Time of the Merger will exceed the aggregate amount of cash to be received by the Prize stockholders at that time pursuant to the Merger. Any change in the accuracy or completeness in any of the aforementioned information, facts, statements, representations and assumptions or any breach of any aforementioned covenant could adversely affect our opinion.

                             SUMMARY OF TRANSACTION

         In accordance with the terms of the Merger Agreement, Prize will be merged with and into Merger Sub pursuant to the provisions of and with the effect provided in the Delaware General Corporation Law, as amended (the "DGCL"). Merger Sub will be the surviving corporation resulting from the Merger (the "Surviving Corporation") and will succeed to all of the assets of Prize.

         At the Effective Time of the Merger, the issued and outstanding capital stock of Prize will consists solely of shares of common stock, $0.01 par value per share (the "Prize Common Stock"). As provided in the Merger Agreement, each Prize stockholder will receive in exchange for each share of Prize Common Stock held immediately before the Effective Time of the Merger (other than a Prize stockholder who validly perfects his, her or its appraisal rights under Section 262 of the DGCL (a "Dissenting Stockholder")) 2.5 shares of validly issued, fully paid and nonassessable MHR Common Stock plus a cash payment ranging from $0.25 to $5.25.

Prize Energy Corp
Page 3

Additionally, cash will be paid by MHR to the Price stockholders in lieu of issuing any fractional shares of MHR Common Stock pursuant to the Merger.

         Also pursuant to the Merger Agreement, (i) any shares of Prize Common Stock that are issued and held as treasury stock and any shares of Prize Common Stock owned by MHR or Merger Sub will be cancelled and retired, and no shares of MHR Common Stock or other consideration will be paid or payable in exchange therefor; and (ii) any issued and outstanding shares of Prize Common Stock held by a Dissenting Stockholder who has neither effectively withdrawn the demand for appraisal or lost the right of appraisal as provided in the DGCL will be converted into the right to receive such consideration as may be determined to be due such Dissenting Stockholder under the DGCL out of the Surviving Corporation's funds.

         The Merger Agreement provides that the parties thereto intend for the Merger to qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

                                     OPINION

         Based upon the foregoing and such legal considerations as we deem relevant, and subject to the matters, limitations and qualifications set forth herein, it is our opinion that for United States federal income tax purposes:

         1. The Merger will be treated as a "reorganization" within the meaning of section 368(a) of the Code and the regulations thereunder.

         2. Each of MHR, Prize and Merger Sub will be a party to such reorganization within the meaning of section 368(b) of the Code and the regulations thereunder.

         3. No gain or loss will be recognized by MHR, Prize or Merger Sub as a result of the Merger.

         4. No gain or loss, except with respect to the amount of Cash Consideration received, cash received in lieu of fractional shares of Magnum Hunter Common Stock and cash received by Prize stockholders who perfect their appraisal rights, will be recognized by a stockholder of Prize as a result of the Merger with respect to the shares of Prize Common Stock converted into shares of Magnum Hunter Common Stock by such stockholder.

                         LIMITATIONS AND QUALIFICATIONS

         This opinion is based upon our interpretation of the Code, applicable Treasury Regulations promulgated thereunder, judicial authority and administrative rulings and practice, all as of the date hereof. There can be no assurance that future legislative, judicial or administrative changes or interpretations will not adversely affect the accuracy of the conclusions set forth herein. Neither MHR nor Prize has requested or received any advance ruling from the Internal Revenue Service (the "Service") pertaining to the transactions described

Prize Energy Corp
Page 4


herein. Our opinion will not be binding upon the Service or any court. Accordingly, no assurance can be given that the Service will not adopt a contrary position based upon, among other things, the inaccuracy of any of the representations relied upon by us, and challenge some or all of the conclusions set forth above in an audit of one or more of the parties to the Merger. If such a challenge occurs, it may be necessary to resort to administrative proceedings or litigation in an effort to sustain such conclusions, and there can be no assurance that such conclusions ultimately will be sustained. In the event that the Merger were held not to qualify as a reorganization within the meaning of section 368(a) of the Code, a Prize stockholder would recognize gain or loss in an amount equal to the difference between his, her or its adjusted tax basis in his, her or its shares of Prize Common Stock immediately before the Effective Time of the Merger and the fair market value, as of the Effective Time of the Merger, of the merger consideration received. In such event, such Prize stockholder's basis in the shares of Magnum Hunter Common Stock received in the Merger would be equal to their fair market value as of the Effective Time of the Merger, and the holding period for such shares of Magnum Hunter Common Stock would begin on the day after the Effective Time of the Merger.

         Our opinion does not address all tax consequences applicable to the Merger and is limited to the conclusions set forth above, and no other opinions are expressed or implied. Further, our opinion is limited to the United States federal income tax consequences of the transactions described herein. Thus, for example, no opinion is expressed concerning any state, local or foreign tax consequences of such transactions.

         This opinion is delivered to you solely in connection with and for purposes of the transactions contemplated by the Merger Agreement and is not to be relied upon by any other person, quoted in whole in part, or otherwise referred to (except in a list of closing documents), nor is it to be provided to any other person without our prior written consent.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to us under the caption "THE MERGER--Material United States Federal Income Tax Consequences" in the Proxy Statement. In giving this consent, however, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                           Very truly yours,

                                           CONNER & WINTERS, P.C.

                                                                      SCHEDULE A


                  CERTIFICATE OF MAGNUM HUNTER RESOURCES, INC.


January 15, 2002

Fulbright & Jaworski L.L.P.
2200 Ross Avenue, Suite 2800
Dallas, Texas 75201

Conner & Winters, P.C.
3700 First Place Tower
15 East Fifth Street
Tulsa, Oklahoma 74103

Ladies and Gentlemen:

         You have been requested to render an opinion (the "Opinion") regarding certain United States federal income tax consequences of the merger (the "Merger") of Prize Energy Corp., a Delaware corporation ("Prize"), with and into Pintail Energy, Inc., a Delaware corporation ("Sub") and a direct wholly-owned subsidiary of Magnum Hunter Resources, Inc., a Nevada corporation ("Parent"), with Sub continuing as the surviving corporation, upon the terms and conditions set forth in the Merger Agreement and Plan of Merger, dated as of December 17, 2001, by and among Parent, Pintail Energy, Inc., a Texas corporation ("Pintail-Texas"), and Prize, as amended by that certain Amendment to Agreement and Plan of Merger dated as of December 17, 2001, by and among Parent, Pintail-Texas, Sub and Prize (together, the "Merger Agreement"). Capitalized terms used but not defined herein shall have the meaning given in the Merger Agreement.

         In connection with the Merger, and recognizing that you will rely upon this certificate in rendering the Opinion, the undersigned, a duly authorized officer of Parent, after due inquiry and investigation, hereby certifies on behalf of Parent and Sub that, as of the date hereof and through the Effective
Time:

         1. The facts and other information relating to the Merger of Prize with and into Sub pursuant to the Merger Agreement as described in the Proxy Statement/Prospectus included in the Registration Statement on Form S-4 filed by Parent with the Securities and Exchange Commission on January 15, 2002, are, insofar as such facts pertain to Parent and Sub, true, correct and complete. The facts and other information relating to the Merger of Prize with and into Sub pursuant to the Merger Agreement, as described in the Merger Agreement and the documents described in the Merger Agreement are, insofar as such facts and other information pertain to Parent and Sub, true, correct and complete. The Merger will be consummated solely in compliance with the Merger Agreement, and none of the terms or conditions of the Merger Agreement have been or will be amended, waived or modified. Parent and Sub have entered into the Merger Agreement and will effect the Merger for good and valid business reasons.

         2. The fair market value of Parent Common Stock, cash paid in lieu of fractional shares of Parent Common Stock and the Cash Consideration (collectively, the "Merger Consideration") received by each Prize stockholder in the Merger will be approximately equal to the fair market value of the Prize Common Stock surrendered by such stockholder in the Merger, as determined by arm's-length negotiations between the managements of Parent and Prize.

         3. In connection with the Merger, no Prize Stockholder will receive in exchange for Prize Common Stock, directly or indirectly, any consideration from Parent or Sub other than the Merger Consideration, and the aggregate Cash Consideration shall not exceed by value fifty (50%) of the aggregate Merger Consideration.

         4. Following the Merger, Sub will hold at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by each of Prize and Sub, as the case may be, immediately prior to the Effective Time. For purposes of this representation, amounts paid or incurred by Prize or Sub in connection with the Merger, including amounts paid to Prize stockholders who receive cash or other property (including cash paid in lieu of fractional shares of Parent Common Stock) pursuant to the Merger, amounts paid by Prize or Sub to dissenting stockholders of Prize, amounts used by Prize and Sub to pay expenses incurred in connection with the Merger and all redemptions and distributions (except for regular, normal dividends) made by Prize immediately preceding the Merger or in contemplation of the Merger will be considered assets held by Prize or Sub, as the case may be, immediately prior to the Effective Time.

         5. Neither Parent nor any related person (within the meaning of Treasury Regulations Section 1.368-1(e)(3)) will acquire, actually or in substance, directly or indirectly, Prize Common Stock for consideration other than the Merger Consideration. Any reference to Parent or Prize includes a reference to any successor or predecessor of such corporation, except that Prize is not treated as a predecessor of Parent and Parent is not treated as a successor of Prize. For purposes of this representation, a corporation will be treated as related within the meaning of Treasury Regulations Section 1.368-1(e)(3) if (a) such relationship exists immediately before or immediately after the acquisition or (b) such relationship is created in connection with the Merger. In addition, each partner of a partnership will be treated as owning or acquiring any stock owned or acquired, as the case may be, by the partnership (and as having paid any consideration paid by the partnership to acquire such stock) in accordance with that partner's interest in the partnership. As used herein, the term partnership shall have the same meaning given to it in Section 7701(a)(2) of the Code.

         6. Except pursuant to the Parent stock repurchase program discussed hereinafter, neither Parent nor any related person (within the meaning of Treasury Regulations Section 1.368-1(e)(3)) has any present plan or intention to, and will not actually or in substance in connection with the Merger, directly or indirectly, acquire (by redemption or otherwise) any of the Parent Common Stock issued in the Merger. Under the Parent stock repurchase program, purchases are made in the open market and directed to Parent stockholders generally, and will not be directed specifically to Prize stockholders who receive Parent Common Stock pursuant to the Merger. Parent has not and will not increase the size of its stock repurchases in connection with the Merger and has no plan or intention to repurchase an aggregate amount of stock exceeding twenty percent (20%) of its outstanding stock. Parent or any related person (within the meaning of Treasury Regulations Section 1.368-1(e)(3)) has also not participated, and in connection with the Merger will not participate, actually or in substance, directly or indirectly, in any acquisition (by redemption or otherwise) of Prize Common Stock made by Prize or anyone related to Prize within the meaning of Treasury Regulations Section 1.368-1(e)(3). After the Merger, no dividends or distributions will be made to the former Prize stockholders by Parent other than regular, normal dividends or distributions made to all holders of Parent Common Stock.

         7. Except for the Merger transaction itself, Parent has no present plan or intention to (i) liquidate Sub, (ii) merge Sub with or into another entity,
(iii) sell or otherwise dispose of any stock of Sub, except for transfers (including successive transfers) of such stock to corporations controlled by the transferor, or (iv) cause Sub to sell or otherwise dispose of any of its assets, or any assets that it acquired from Prize, except for (x) dispositions in the ordinary course of its business, (y) transfers (including successive transfers) of assets to one or more corporations controlled in each transfer by the transferor, or (z) arm's length dispositions to persons not related to Parent other than dispositions which would result in Parent ceasing to use a significant portion of Prize's historic business assets in a business. For purposes of this paragraph, control with respect to a corporation shall mean ownership of at least (i) eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote and (ii) eighty percent (80%) of the total number of shares of each other class of stock of the corporation.

         8. Following the Merger, Parent (or a subsidiary corporation which is a member of Parent's "qualified group" within the meaning of Treasury Regulations
Section 1.368-1(d)(4)(ii)) will cause Sub to continue Prize's "historic business" (or a significant line of its business) or use a "significant portion" of Prize's historic business assets in a business (as such terms are defined in Treasury Regulations Section 1.368-1(d)).

         9. At all times through the Effective Time, Parent will own all of the outstanding stock of Sub. Parent has no present plan or intention to cause Sub to, and Sub has no plan or intention to, issue additional shares of Sub stock (or securities, options, warrants or instruments giving the holder thereof the right to acquire Sub stock) after the Merger, or take any other action that would (or if exercised would) result in Parent's losing control of Sub. For purposes of this representation, Parent will control Sub if Parent owns at least
(i) eighty percent (80%) of the total combined voting power of all classes of Sub stock entitled to vote and (ii) eighty percent (80%) of the total number of shares of each other class of Sub stock.

         10. Parent will pay its and Sub's respective expenses, if any, incurred in connection with the Merger or any related transactions. Neither Parent nor Sub has agreed to assume or pay, nor will Parent or Sub, directly or indirectly, assume or pay, any expense or other liability, whether fixed or contingent, of any Prize stockholder.

         11. There is no intercorporate indebtedness existing between Parent (or any of its subsidiaries, including Sub) and Prize, that was issued, acquired or will be settled at a discount.

         12. Parent has not been a distributing corporation or a controlled corporation in a transaction to which Section 355 of the Code applies (generally a distribution of stock of a corporation that qualifies as a tax-free spin-off, split-off or split-up) that is part of a plan (or series of related transactions) that includes the Merger.

         13. Neither Parent nor Sub will (i) elect, or have in effect an election, to be treated as a "regulated investment company" or as a "real estate investment trust" or file any tax return consistent with such treatment or (ii) be a corporation fifty percent (50%) or more of the fair market value of whose total assets are stock or securities and eighty percent (80%) or more of the fair market value of whose total assets are assets held for investment. In making the determinations described in (ii) above, (x) the stock and securities of any subsidiary of Parent or Sub shall be disregarded and Parent or Sub, as the case may be, shall be deemed to own its ratable share of such subsidiary's assets and (y) a corporation shall be considered to be a subsidiary of Parent or Sub, as the case may be, if Parent and/or Sub owns fifty percent (50%) or more of the combined voting power of all classes of the stock of such subsidiary that are entitled to vote, or fifty percent (50%) or more of the total value of all of the outstanding stock of such subsidiary. In addition, in determining the fair market value of Parent's and Sub's total assets for the purposes of making this representation, Parent and Sub shall exclude any cash and cash items (such as receivables), government securities and, to the extent provided in the applicable Treasury Regulations, any assets acquired (through incurring indebtedness or otherwise) for the purposes of causing Parent or Sub to not be characterized as an entity described in (i) or (ii) of the first sentence of this paragraph or causing Parent or Sub to meet the requirements of Section 368(a)(2)(F)(ii) of the Code.

         14. None of the Parent Common Stock received in the Merger by any Prize stockholder-employees represent separate consideration for, or is allocable to, any employment or consulting agreement or other similar arrangement entered into by either Prize or Parent or their respective affiliates after the Closing; and the compensation paid to any Prize stockholder-employees in respect of services pursuant to any agreement or other similar arrangement entered after the Closing will be for services actually rendered (or to be rendered) and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services and will be bargained for independent of negotiations regarding the consideration to be issued in exchange for Prize Common Stock in the Merger.

         15. Neither Parent nor any entity related to Parent (including Sub) owns, directly or indirectly, beneficially or of record, nor has Parent or any such entity owned during the five (5) years preceding the Merger, directly or indirectly, beneficially or of record, any shares of Prize stock or securities, options, warrants or instruments giving the holder thereof the right to acquire Prize stock or other securities of Prize.

         16. The payment of cash in lieu of fractional shares of Parent Common Stock in the Merger is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to Prize stockholders instead of issuing fractional shares of Parent Common Stock will not exceed one percent (1%) of the total consideration that will be issued in the Merger. The fractional share interest of each Prize stockholder will be aggregated, and no Prize stockholder will receive cash in lieu of fractional shares in an amount equal to or greater than the value of one full share of Parent Common Stock.

         17. Neither Parent nor Sub is, or will be as of the Effective Time, a debtor under the jurisdiction of a court in a "Title 11 or similar case." For purposes of the foregoing, the term

"Title 11 or similar case" means a case under title 11 of the United States Code or a receivership, foreclosure, or similar proceeding in a court.

         18. The fair market value of the assets of Prize transferred to Sub in the Merger will equal or exceed the sum of the liabilities assumed by Sub, plus the amount of liabilities, if any, to which the transferred assets are subject.

         19. The Parent Common Stock issued pursuant to the Merger will not be subject to any restriction whatsoever (other than any restrictions imposed under any applicable securities laws and those restrictions imposed on "affiliates" of Prize pursuant to agreements executed by such persons pursuant to Section 5.10 of the Merger Agreement), including any escrow, repurchase restriction or risk of forfeiture.

         20. No stock of Prize or Sub will be issued in connection with the Merger.

         21. None of Parent, Sub or, after the Closing, Prize will take any position on any federal, state or local income or franchise tax return, or take any other tax reporting position, that is inconsistent with the treatment of the Merger as a "reorganization" within the meaning of Section 368(a) of the Code, unless otherwise required by a "determination" (as defined in Section 1313(a)(1) of the Code) or by applicable state or local tax law (and then only to the extent required by such applicable state or local tax law). After the Closing, Prize will file all required information with its federal income tax returns and maintain all records required for federal income tax purposes with respect to the treatment of the Merger as a "reorganization" within the meaning of Section 368(a) of the Code.

         22. The Merger Agreement, the documents described in the Merger Agreement, the Joint Proxy Statement/Prospectus, and the Form S-4 represent the entire understanding between or among (i) Parent and its subsidiaries and (ii) Prize and its subsidiaries and, to the knowledge of the management of Parent, between or among such entities and the affiliates and stockholders of Parent and Prize with respect to the Merger and there are no other written or oral agreements regarding the Merger other than those expressly referred to in the Merger Agreement, the Joint Proxy Statement/Prospectus and the Form S-4.

         23. The undersigned is authorized to make all the representations set forth herein on behalf of Parent.

         The undersigned acknowledges that (i) your Opinion will be based on the accuracy of the representations set forth herein and on the accuracy of the representations and warranties and the satisfaction of the covenants and obligations contained in the Merger Agreement and the various other documents related thereto, and (ii) your Opinion will be subject to certain limitations and qualifications including that it may not be relied upon if any such representations or warranties are not accurate or if any such covenants or obligations are not satisfied in all material respects.

         The undersigned recognizes that your Opinion will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in the Opinion.

         Parent hereby undertakes to inform you immediately should any of the foregoing statements or representations become untrue, incorrect or incomplete in any respect on or prior to the Effective Time.

                          Very truly yours,



                          MAGNUM HUNTER RESOURCES, INC.

                          /s/ MORGAN F. JOHNSTON
                          --------------------------------------
                          Name:  Morgan F. Johnston
                          Title: Vice President, General Counsel
                                 and Secretary

                                                                      SCHEDULE B



                        CERTIFICATE OF PRIZE ENERGY CORP.


January 15, 2002

Fulbright & Jaworski L.L.P.
2200 Ross Avenue, Suite 2800
Dallas, Texas 75201

Conner & Winters, P.C.
3700 First Place Tower
15 East Fifth Street
Tulsa, Oklahoma 74103

Ladies and Gentlemen:

         You have been requested to render an opinion (the "Opinion") regarding certain United States federal income tax consequences of the merger (the "Merger") of Prize Energy Corp., a Delaware corporation ("Prize"), with and into Pintail Energy, Inc., a Delaware corporation ("Sub") and a direct wholly-owned subsidiary of Magnum Hunter Resources, Inc., a Nevada corporation ("Parent"), with Sub continuing as the surviving corporation, upon the terms and conditions set forth in the Merger Agreement and Plan of Merger, dated as of December 17, 2001, by and among Parent, Pintail Energy, Inc., a Texas corporation ("Pintail-Texas"), and Prize, as amended by that certain Amendment to Agreement and Plan of Merger dated as of December 17, 2001, by and among Parent, Pintail-Texas, Sub and Prize (together, the "Merger Agreement"). Capitalized terms used but not defined herein shall have the meaning given in the Merger Agreement.

         In connection with the Merger, and recognizing that you will rely upon this certificate in rendering the Opinion, the undersigned, a duly authorized officer of Prize, after due inquiry and investigation, hereby certifies that, as of the date hereof and through the Effective Time:

         1. The facts and other information relating to the Merger of Prize with and into Sub pursuant to the Merger Agreement as described in the Proxy Statement/Prospectus included in the Registration Statement on Form S-4 filed by Parent with the Securities and Exchange Commission on January 15, 2002, are, insofar as such facts pertain to Prize, true, correct and complete. The facts and other information relating to the Merger of Prize with and into Sub pursuant to the Merger Agreement, as described in the Merger Agreement and the documents described in the Merger Agreement are, insofar as such facts and other information pertain to Prize, true, correct and complete. The Merger will be consummated solely in compliance with the Merger Agreement, and none of the terms or conditions of the Merger Agreement have been or will be amended, waived or modified. Prize has entered into the Merger Agreement and will effect the Merger for good and valid business reasons.

         2. The fair market value of Parent Common Stock, cash paid in lieu of fractional shares of Parent Common Stock and the Cash Consideration (collectively, the "Merger Consideration") received by each Prize stockholder in the Merger will be approximately equal to the fair market value of the Prize Common Stock surrendered by such stockholder in the Merger, as determined by arm's-length negotiations between the managements of Parent and Prize.

         3. In connection with the Merger, no Prize Stockholder will receive in exchange for Prize Common Stock, directly or indirectly, any consideration from Parent or Sub other than the Merger Consideration, and the aggregate Cash Consideration shall not exceed by value fifty (50%) of the aggregate Merger Consideration.

         4. Following the Merger, Sub will hold at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by each of Prize and Sub, as the case may be, immediately prior to the Effective Time. For purposes of this representation, amounts paid or incurred by Prize or Sub in connection with the Merger, including amounts paid to Prize stockholders who receive cash or other property (including cash paid in lieu of fractional shares of Parent Common Stock) pursuant to the Merger, amounts paid by Prize or Sub to dissenting stockholders of Prize, amounts used by Prize and Sub to pay expenses incurred in connection with the Merger and all redemptions and distributions (except for regular, normal dividends) made by Prize immediately preceding the Merger or in contemplation of the Merger will be considered assets held by Prize or Sub, as the case may be, immediately prior to the Effective Time.

         5. At least fifty percent (50%) of the value of the Prize stockholders' proprietary interests in Prize will be preserved in the Merger as a proprietary interest in Parent (i.e., Parent Common Stock received in exchange for Prize stock). For purposes of this representation, proprietary interests will not be preserved to the extent that, in connection with the Merger: (i) consideration received by a Prize stockholder prior to the Merger, either in a redemption of Prize stock or in a distribution with respect to Prize stock (in each case, whether direct or indirect, actual or in substance), is treated as money or other property received in the Merger for purposes of Section 356 of the Code, or would be so treated if the Prize stockholder had also received stock of Parent in exchange for Prize stock; (ii) Parent or a related person (within the meaning of Treasury Regulations Section 1.368-1 (e)(3)) acquires, actually or in substance, directly or indirectly, Prize stock for consideration other than Parent Common Stock; or (iii) Parent or a related person (within the meaning of Treasury Regulations Section 1.368-1 (e)(3)) redeems or otherwise acquires, actually or in substance, directly or indirectly, the Parent Common Stock issued in the Merger. Any reference to Parent or Prize includes a reference to any successor or predecessor of such corporation, except that Prize is not treated as a predecessor of Parent and Parent is not treated as a successor of Prize. For purposes of this representation, a corporation will be treated as related within the meaning of Treasury Regulations Section 1.368-1(e)(3) if (a) such relationship exists immediately before or immediately after the acquisition or
(b) such relationship is created in connection with the Merger. In addition, each partner of a partnership will be treated as owning or acquiring any stock owned or acquired, as the case may be, by the partnership (and as having paid any consideration paid by the partnership to acquire such stock) in accordance with that partner's interest in the partnership. As used herein, the term partnership shall have the same meaning given to it in Section 7701(a)(2) of the Code. For purposes of this representation, two corporations shall be treated as related to one another (within the meaning of Treasury Regulations Section 1.368-1(e)(3)) if immediately prior to or immediately after the Merger, (a) the corporations are members of the same affiliated group (within the meaning of Section 1504 of the Code, but determined without regard to Section 1504(b) of the Code), or (b)





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

one corporation owns fifty percent (50%) or more of the total combined voting power of all classes of stock of the other corporation that are entitled to vote or fifty percent (50%) or more of the total value of shares of all classes of stock of the other corporation (applying the attribution rules of Section 318 of the Code as modified pursuant to Section 304(c)(3)(B) of the Code).

         6. Immediately before the Effective Time, Prize will be conducting its "historic business" or using a "significant portion" of its historic business assets in a business (as such terms are defined in Treasury Regulations Section 1.368-1(d)).

         7. The liabilities of Prize assumed by Sub and the liabilities to which the transferred assets of Prize are subject were incurred by Prize in the ordinary course of its business.

         8. Prize will pay its expenses and the Prize stockholders will pay their expenses (including transfer taxes), if any, incurred in connection with the Merger. Prize has not agreed to assume, nor will it directly or indirectly assume, any expense or other liability, whether fixed or contingent, of any Prize stockholder.

         9. There is no intercorporate indebtedness existing between Parent (or any of its subsidiaries, including Sub) and Prize, that was issued, acquired or will be settled at a discount.

         10. Parent has not been a distributing corporation or a controlled corporation in a transaction to which Section 355 of the Code applies (generally a distribution of stock of a corporation that qualifies as a tax-free spin-off, split-off or split-up) that is part of a plan (or series of related transactions) that includes the Merger.

         11. Prize will not (i) elect, or have in effect an election, to be treated as a "regulated investment company" or as a "real estate investment trust" or file any tax return consistent with such treatment or (ii) be a corporation fifty percent (50%) or more of the fair market value of whose total assets are stock or securities and eighty percent (80%) or more of the fair market value of whose total assets are assets held for investment. In making the determinations described in (ii) above, (x) the stock and securities of any subsidiary of Prize shall be disregarded and Prize shall be deemed to own its ratable share of such subsidiary's assets and (y) a corporation shall be considered to be a subsidiary of Prize if it owns fifty percent (50%) or more of the combined voting power of all classes of the stock of such subsidiary that are entitled to vote, or fifty percent (50%) or more of the total value of all of the outstanding stock of such subsidiary. In addition, in determining the fair market value of Prize's total assets for the purposes of making this representation, Prize shall exclude any cash and cash items (such as receivables), government securities and, to the extent provided in the applicable Treasury Regulations, any assets acquired (through incurring indebtedness or otherwise) for the purposes of causing Prize to not be characterized as an entity described in (i) or (ii) of the first sentence of this paragraph or causing Prize to meet the requirements of Section 368(a)(2)(F)(ii) of the Code.

         12. None of the compensation received by any Prize stockholder-employee in respect of services, or in respect of refraining from the performance of services, represents separate consideration for, or is allocable to, any of their shares of Prize stock; none of the Parent Common Stock received in the Merger by any Company stockholder-employees represents separate consideration for, or is allocable to, any employment or consulting agreement or other similar arrangement; and the compensation paid to any Company stockholder-employees will be for services actually rendered (or to be rendered) and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services and has been bargained for independent of negotiations regarding the consideration to be issued in exchange for Company stock in the Merger.

         13. To the knowledge of the Management of Prize, neither Parent nor any entity related to Parent (including Sub) owns, directly or indirectly, beneficially or of record, nor has Parent or any such entity owned during the five (5) years preceding the Merger, directly or indirectly, beneficially or of record, any shares of Prize stock or securities, options, warrants or instruments giving the holder thereof the right to acquire Prize stock or other securities of Prize.

         14. The payment of cash in lieu of fractional shares of Parent Common Stock in the Merger is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to Prize stockholders instead of issuing fractional shares of Parent Common Stock will not exceed one percent (1%) of the total consideration that will be issued in the Merger. The fractional share interest of each Prize stockholder will be aggregated, and no Prize stockholder will receive cash in lieu of fractional shares in an amount equal to or greater than the value of one full share of Parent Common Stock.

         15. Prize is not, and will not be as of the Effective Time, a debtor under the jurisdiction of a court in a "Title 11 or similar case." For purposes of the foregoing, the term "Title 11 or similar case" means a case under title 11 of the United States Code or a receivership, foreclosure, or similar proceeding in a court.

         16. The fair market value of the assets of Prize transferred to Sub in the Merger will equal or exceed the sum of the liabilities assumed by Sub, plus the amount of liabilities, if any, to which the transferred assets are subject.

         17. No stock of Prize or Sub will be issued in connection with the Merger.

         18. To the knowledge of the management of Prize, none of Parent, Sub or Prize will take any position on any federal, state or local income or franchise tax return, or take any other tax reporting position, that is inconsistent with the treatment of the Merger as a "reorganization" within the meaning of Section 368(a) of the Code, unless otherwise required by a "determination" (as defined in Section 1313(a)(1) of the Code) or by applicable state or local tax law (and then only to the extent required by such applicable state or local tax law). To the knowledge of the management of Prize, Prize will file all required information with its federal income tax returns and maintain all records required for federal income tax purposes with respect to the treatment of the Merger as a "reorganization" within the meaning of Section 368(a) of the Code.

         19. The Merger Agreement, the documents described in the Merger Agreement, the Joint Proxy Statement/Prospectus, and the Form S-4 represent the entire understanding between or among (i) Parent and its subsidiaries and (ii) Prize and its subsidiaries and, to the knowledge of the management of Prize, between or among such entities and the affiliates and stockholders of Parent and Prize with respect to the Merger and there are no other written or oral agreements regarding the Merger other than those expressly referred to in the Merger Agreement, the Joint Proxy Statement/Prospectus and the Form S-4.

         20. Except as set forth in the Merger Agreement, Prize has no issued and outstanding capital stock, warrants, options or convertible securities, and no outstanding indebtedness, instruments, contracts or other arrangements that could be treated as equity of Prize under United States federal income tax law other than the Prize Common Stock.

         21. No issuance of Prize Common Stock or the granting of rights to acquire Prize Common Stock has occurred since December 17, 2001.

         22. To the knowledge of the management of Prize, none of the Prize stockholders has exercised dissenters rights under Section 262 of the Delaware General Corporation Law.

         23. The undersigned is authorized to make all the representations set forth herein on behalf of Prize.

         The undersigned acknowledges that (i) your Opinion will be based on the accuracy of the representations set forth herein and on the accuracy of the representations and warranties and the satisfaction of the covenants and obligations contained in the Merger Agreement and the various other documents related thereto, and (ii) your Opinion will be subject to certain limitations and qualifications including that it may not be relied upon if any such representations or warranties are not accurate or if any such covenants or obligations are not satisfied in all material respects.

         The undersigned recognizes that your Opinion will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in the Opinion.

         Prize hereby undertakes to inform you immediately should any of the foregoing statements or representations become untrue, incorrect or incomplete in any respect on or prior to the Effective Time.

                              Very truly yours,


                              PRIZE ENERGY CORP.

                              /s/ LON C. KILE
                              --------------------------------------
                              Name:  Lon C. Kile
                              Title: President and Chief Financial Officer




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